UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2025

__________________________________________

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1525 Perimeter Parkway, Suite 325 Huntsville, AL 35806

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (256) 350-3873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	NASDAQ Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 22, 2025, Lakeland Industries, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative of the several underwriters listed on Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the previously announced underwritten public offering (the “Offering”) by the Company of 1,820,000 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

The public offering price of the Underwritten Shares was $22.00 per share, and the Underwriter agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $20.68 per share (the “Purchase Price”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 45 days, to purchase up to an additional 273,000 shares of Common Stock (the “Option Shares” and, together with the Underwritten Shares, the “Shares”) at the Purchase Price, which was exercised in full on January 23, 2025.

The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $42.8 million.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and other terms and conditions customary in agreements of this type. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-280783) (the “Registration Statement”) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 12, 2024 and declared effective by the SEC on July 23, 2024, including the prospectus forming a part of the Registration Statement, and a final prospectus supplement, which was filed with the SEC on January 24, 2025, pursuant to Rule 424(b) under the Securities Act. The Offering closed on January 24, 2025.

In connection with the Offering, certain information relating to Part II, Item 14 of the Registration Statement under the heading “Other Expenses of Issuance and Distribution” is being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement.

Item 8.01. Other Events.

On January 22, 2025, the Company issued a press release announcing that it had commenced the Offering, on January 23, 2025, the Company issued a press release announcing that it had priced the Offering, and on January 24, 2025, the Company issued a press release announcing that it had closed the Offering. Copies of these press releases are attached as Exhibits 99.1, 99.2 and 99.3 hereto, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1*	Underwriting Agreement by and between Lakeland Industries, Inc. and Roth Capital Partners, LLC, as representative of the underwriters, dated January 22, 2025.
5.1	Opinion of Maynard Nexsen PC.
23.1	Consent of Maynard Nexsen PC (contained in Exhibit 5.1).
99.1	Press Release of the Company, dated January 22, 2025.
99.2	Press Release of the Company, dated January 23, 2025.
99.3	Press Release of the Company, dated January 24, 2025.
99.4	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-280783)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

/s/ Roger D. Shannon
Roger D. Shannon
Chief Financial Officer

Date: January 24, 2025

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